BELL, BOYD & LLOYD LLC                       THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312.372.1121  FAX 312.372-2098
STACY H. WINICK
DIRECT DIAL:  312 807-4255                   OFFICES IN CHICAGO
swinick@bellboyd.com                         AND WASHINGTON, D.C.



                              January 29, 2002


         As counsel for Liberty-Stein Roe Funds Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-11351:


                                                                                                  Exhibit
                                                                                          ----------------------
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.
               ------                                   -------           ------              ---          ---
SteinRoe Capital Opportunities Fund
     (now named Stein Roe Capital
     Opportunities Fund)                              12/20/87           06/25/96           10(b)          34
SteinRoe Stock Fund (now named
     Stein Roe Growth Stock Fund)                     12/20/87           06/25/96           10(b)          34
SteinRoe Total Return Fund (now
     named Stein Roe Balanced Fund)                   12/20/87           06/25/96           10(b)          34
SteinRoe International Fund (now
     named Stein Roe International Fund)              01/28/94           06/25/96           10(b)          34
SteinRoe Young Investor Fund (now
     named Stein Roe Young Investor Fund)             02/17/94           06/25/96           10(b)          34
Stein Roe Growth Opportunities Fund
     (now named Liberty MidCap
     Growth Fund)                                     04/18/97           04/22/97           10(d)          39
Stein Roe Large Company Focus Fund (now
     named Stein Roe Focus Fund)                      02/11/98           02/11/98           10(e)          45
Stein Roe Asia Pacific Fund                           06/11/98           06/12/98           10(f)          46
Stein Roe Small Company Growth Fund                   01/29/99           02/01/99             i(6)         54


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                             BELL, BOYD & LLOYD LLC


                             By   /s/Stacy H. Winick
                                     Stacy H. Winick